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                                                                   EXHIBIT 10.23


                                PROMISSORY NOTE
                                   (AMENDED)

$200,000                                                          June 23, 1998
                                                          Roseville, California


     FOR VALUE RECEIVED, LEGACY BRANDS INCORPORATED ("Maker" herein) promises to pay to the order of PAULSON INVESTMENT COMPANY, INC. ("Holder"), the principal sum of Two Hundred Thousand and no/100ths Dollars ($200,000.00). Holder expressly waives any and all right to receive any other form of compensation, other than simple annual interest of ten (10%) percent in connection with this transaction. Interest shall be computed from March 5, 1998 on the loaned amount on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed from the respective date of the loan. Maker shall from March 5, 1998 have the privilege of prepaying the principal under this Promissory Note in whole or in part, without penalty or premium, at any time. All payments hereunder shall be applied first to interest, then to principal. Payment shall be made in lawful money of the United States, at Portland, Oregon or such other place as the Holder hereof may designate.

     This Promissory Note shall be payable as follows:

     1. In the event the proposed initial public offering of securities of Maker pursuant to a Registration Statement on Form SB-2, to be underwritten by a syndicate managed by the Holder (the "Offering"), is closed on or before October 31, 1998, this Promissory Note shall be payable in full at the closing of the offering. At the option of the Holder, the Holder may deduct such payment from the net proceeds otherwise payable by the Holder to the Maker at the closing.

     2. In the event the Offering has not closed on or before the close of business on October 31, 1998, this Promissory Note shall thereafter by payable thirty (30) days after demand for payment by the Holder.

     Maker waives diligence, presentment, demand, protest, and notice of any kind whatsoever. The non-exercise by Holder of any of Holder's rights hereunder in any instance shall not constitute a waiver thereof in that or any subsequent instance.

     Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Promissory Note. In the event an action is instituted to enforce or interpret any of the terms of this Promissory Note including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the U.S. Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review,
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Promissory Note
June 23, 1998
Page 2




whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees (except and otherwise), deposition costs, copying charges and other expenses.

This Promissory Note is to be construed in all respects and enforced according to the laws of the State of Oregon.



                                     "MAKER"


                                     LEGACY BRANDS INCORPORATED


                                     By:  /s/ THOMAS E. KEES
                                        --------------------------------
                                              Thomas E. Kees

                                     Its:  CEO
                                         -------------------------------



Accepted:


"HOLDER"


PAULSON INVESTMENT COMPANY, INC.

By:  /s/ LORRAINE MARSFIELD
   --------------------------------
         Lorraine Marsfield

Its: Senior VP, Research
    -------------------------------